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                                                                   EXHIBIT 10.30


DEL MONTE CORPORATION
AIAP DEFERRED COMPENSATION PLAN
EFFECTIVE JULY 1, 2000

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                                TABLE OF CONTENTS

                                                                                          Page

ARTICLE 1 Definitions.......................................................................1

ARTICLE 2 Selection/Enrollment/Eligibility..................................................5

        2.1    Selection by the Chief Executive Officer.....................................5

        2.2    Enrollment Requirements......................................................5

        2.3    Eligibility; Commencement of Participation...................................5

        2.4    Change of Participating Employer.............................................5

ARTICLE 3 Deferral Commitments/Vesting/Earnings Crediting...................................6

        3.1    Minimum and Maximum Deferral.................................................6

        3.2    Election to Defer; Effect of Election Form...................................6

        3.3    Withholding of Deferral Amounts..............................................6

        3.4    Participating Employer Matching Contributions................................6

        3.5    Vesting......................................................................6

        3.6    Value of Account Balances....................................................7

        3.7    Special Rule.................................................................7

        3.8    Source ......................................................................7

ARTICLE 4 Withdrawal Payouts................................................................8

        4.1    Withdrawal Payout; Suspensions for Unforeseeable Financial Emergencies.......8

        4.2    In-Service Payout Where No Unforeseeable Financial Emergencies...............8

ARTICLE 5 Retirement Benefit................................................................9

        5.1    Retirement Benefit...........................................................9

        5.2    Payment of Retirement Benefits...............................................9

        5.3    Death Prior to the Completion of Retirement Benefits.........................9

ARTICLE 6 Pre-Retirement Survivor Benefit..................................................10

        6.1    Pre-Retirement Survivor Benefit.............................................10
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DEL MONTE CORPORATION
AIAP DEFERRED COMPENSATION PLAN

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
        6.2    Payment of Pre-Retirement Survivor Benefits.................................10

ARTICLE 7 Disability Benefit...............................................................11

        7.1    Disability Benefits.........................................................11

        7.2    Payment of Disability Benefit...............................................11

        7.3    Death Prior to Completion of Disability Benefits............................11

ARTICLE 8 Termination Benefit..............................................................12

        8.1    Termination Benefit.........................................................12

        8.2    Payment of Termination Benefit..............................................12

ARTICLE 9 Beneficiary Designation..........................................................13

        9.1    Beneficiary.................................................................13

        9.2    Beneficiary Designation; Change; Spousal Consent............................13

        9.3    Acknowledgment..............................................................13

        9.4    No Beneficiary Designation..................................................13

        9.5    Doubt as to Beneficiary.....................................................13

        9.6    Discharge of Obligations....................................................13

ARTICLE 10 Leave of Absence................................................................14

        10.1   Paid Leave of Absence.......................................................14

        10.2   Unpaid Leave of Absence.....................................................14

ARTICLE 11 Termination, Amendment or Modification..........................................15

        11.1   Termination.................................................................15

        11.2   Amendment...................................................................15

        11.3   Effect of Payment...........................................................15

ARTICLE 12 Administration..................................................................16

        12.1   Committee Duties............................................................16

        12.2   Agents .....................................................................16

        12.3   Binding Effect of Decisions.................................................16
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DEL MONTE CORPORATION
AIAP DEFERRED COMPENSATION PLAN

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
        12.4   Indemnity of Committee......................................................16

        12.5   Participating Employer Information..........................................16

ARTICLE 13 Claims Procedures...............................................................17

        13.1   Presentation of Claim.......................................................17

        13.2   Notification of Decision....................................................17

        13.3   Review of a Denied Claim....................................................17

        13.4   Decision on Review..........................................................17

        13.5   Legal Action................................................................18

ARTICLE 14 Miscellaneous...................................................................19

        14.1   Unsecured General Creditor..................................................19

        14.2   Participating Employer's Liability..........................................19

        14.3   FICA and Other Taxes........................................................19

        14.4   Nonassignability............................................................19

        14.5   Coordination with Other Benefits............................................19

        14.6   Not a Contract of Employment................................................19

        14.7   Furnishing Information......................................................19

        14.8   Terms.......................................................................19

        14.9   Captions....................................................................20

        14.10  Governing Law...............................................................20

        14.11  Notice......................................................................20

        14.12  Successors..................................................................20

        14.13  Spouse's Interest...........................................................20

        14.14  Validity....................................................................20

        14.15  Incompetent.................................................................20

        14.16  Counterparts................................................................20
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                              DEL MONTE CORPORATION
                         AIAP DEFERRED COMPENSATION PLAN
                             EFFECTIVE JULY 1, 2000

                                     PURPOSE

          The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of Del Monte Corporation, a New York corporation and its affiliates. The Plan is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly compensated employees as described in ERISA Section 201(2).

                                    ARTICLE 1
                                   DEFINITIONS

               For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, the number of Deferred Stock Units purchased by contributions to a Participant's Elective Deferral Account and Participating Employer Matching Contribution Account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the number of shares of Company Stock to be paid to or in respect of a Participant pursuant to the Plan.

1.2 "Annual Bonus" shall mean any compensation paid in respect of a Plan Year to a Participant under the Company's Annual Incentive Award Plan ("AIAP").

1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Annual Bonus that a Participant elects to have and is deferred, in accordance with Article 3, for any one Plan Year.

1.4 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under the Plan upon the death of a Participant.

1.5 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.6     "Board" shall mean the board of directors of the Company.

1.7 "Change in Control" shall mean the occurrence of one or more of the following events:

               (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a "Person") or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group"), together with any Affiliates (as defined below) thereof other than to TPG Partners, L.P. ("TPG") or its Affiliates;

               (b) the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of the Parent ("Capital Stock"), of any plan or proposal for the liquidation or dissolution of the Parent;

               (c) (i) any Person or Group (other than TPG or its Affiliates) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Parent and (ii) TPG and its Affiliates shall beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Parent than such other Person or Group; or

               (d) the replacement of a majority of the board of directors of the Parent over a two-year period from the directors who constituted the board of directors of the Parent at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Parent then still in office who either were members of such board of directors was previously so approved or who were nominated by, or designees of TPG or its Affiliates.

               For purposes of this definition of "Change in Control", "Affiliate" shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative of the foregoing.

1.8     "Claimant" shall have the meaning set forth in Section 13.1.

1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

1.10 "Committee" shall mean the Del Monte Corporation Employee Benefits Committee appointed by the Board.

1.11    "Company" shall mean the Del Monte Corporation, a New York corporation.

1.12 "Company Stock" shall mean the shares of common stock of the Parent, par value $0.01 per share.

1.13 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts.

1.14 "Deferred Stock Units" shall mean (a) with respect to a Participant's Deferral Amount, the number of stock units (including fractions thereof) obtained by dividing a Participant's Deferral Amount by the Fair Market Value of a share of Company Stock on the effective date of the Participant's deferral as set forth in Article 3 of the Plan, and (b) with respect to a Participating Employer Matching Contribution, the number of stock units (including fractions thereof) obtained by dividing the Participating Employer Matching Contribution by the Fair Market Value of a share of Company Stock on the effective date of the Participant's deferral as set forth in Article 3 of the Plan. Each Deferred Stock Unit will be credited with dividends and special distributions which will be converted into additional Deferred Stock Units as provided herein. With respect to the crediting of dividends and special distributions, Deferred Stock Units will not be entitled to voting rights. Each Deferred Stock Unit (or fractions thereof) will be converted into one (1) whole share of Company Stock upon the payment of any benefit under this Plan. No fractional shares of Company Stock will be issued under the Plan. If the calculation of the number of shares of Company Stock to be issued under the Plan results in fractional shares, then the number of shares of Company Stock will be rounded up to the nearest whole share of Company Stock.

1.15 "Disability" shall mean physical or mental disability as a result of which the Participant is unable to perform his duties with the Participating Employer on substantially a full-time basis for any period of six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Participating Employer whose determination shall be final and binding upon both the Participant and the Participating Employer. Notwithstanding the foregoing provisions, "Disability" when used in connection with the termination of employment with the Participating Employer of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Participating Employer, shall have the meaning assigned to such term in such agreement.

1.16    "Disability Benefit" shall mean a benefit set forth in Article 7.

1.17 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.18 "Elective Deferral Account" shall mean a Participant's Deferral Amount adjusted in accordance with Section 3.6 of the Plan, net of all distributions from such account. This account shall be a bookkeeping entry only maintained by the applicable Participating Employer and shall be utilized solely as a device for the measurement and determination of the number of shares of Company Stock to be paid to the Participant pursuant to the Plan. A Participant shall have a fully vested and nonforfeitable interest in this account at all times.

1.19 "Eligible Employee(s)" shall mean any employee of a Participating Employer who is at salary grade eighteen (18) and above.

1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

1.21 the "Fair Market Value" of a share of Company Stock with respect to any day shall be (a) the average of the high and low sales prices on such day of a share of Company Stock as reported on the principal securities exchange on which shares of Company Stock are then listed or admitted to trading, or (b) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System, or (c) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Company Stock shall not be so reported, the Fair Market Value of a share of Company Stock shall be determined by the Committee in its absolute discretion.

1.22    "Parent" shall mean the Del Monte Foods Company, a Delaware corporation.

1.23 "Participant" shall mean any employee with respect to each Participating Employer (a) who is selected to participate in the Plan, (b) who elects to participate in the Plan, (c) who signs a Plan Agreement, Election Form and Beneficiary Designation Form; (d) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (e) who commences participation in the Plan, and (f) whose Plan Agreement has not terminated.

1.24 "Participating Employer" shall mean any affiliated company designated by the Company as a Participating Employer in Appendix A attached hereto.

1.25 "Participating Employer Matching Contribution" shall mean the annual Participating Employer contribution which matches a percentage of a Participant's Annual Deferral Amount as set forth in Section 3.4 of the Plan.

1.26 "Participating Employer Matching Contribution Account" shall mean a Participant's share of Participating Employer Matching Contributions adjusted in accordance with Section 3.6 of the Plan, net of all distributions from such account. This account shall be a bookkeeping entry only maintained by the applicable Participating Employer and shall be utilized solely as a device for the measurement and determination of the number of shares of Company Stock to be paid to the Participant pursuant to the Plan. A Participant's vested and nonforfeitable interest in each Participating Employer Matching Contribution credited to his or her account shall be determined in accordance with Section 3.5 of the Plan.

1.27 "Plan" shall mean the "Del Monte Corporation AIAP Deferred Compensation Plan", which shall be evidenced by this instrument and, with respect to each Participant, by his or her Plan Agreement, as each may be amended from time to time.

1.28 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between a Participating Employer and the Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan with respect to such Participating Employer. The Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement and the Participating Employer's liability. Upon the complete payment of the vested portion of a Participant's Account Balance, each individual's Plan Agreement and his or her status as a Participant shall terminate. The Plan Agreement may be amended by the written consent of both parties from time to time.

1.29 "Plan Year" shall mean the period beginning on July 1, 2000 and ending on June 30, 2001, and subsequent twelve (12) month periods.

1.30    "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
        Article 6.

1.31 "Retirement," "Retire," "Retires, or "Retired" shall mean severance from employment with all Participating Employers upon retirement under the Del Monte Corporation Retirement Plan for Salaried Employees.

1.32    "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.33    "Termination Benefit" shall mean the benefit set forth in Article 8.

1.34 "Termination of Employment" shall mean the ceasing of employment with all Participating Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.35 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (b) a loss of the Participant's property due to casualty, or (c) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole and absolute discretion of the Committee.

1.36 "Years of Service" shall mean a Plan Year throughout which a Participant is employed by any Participating Employer. A Participant shall not receive duplicative credit for any period in which he is employed by more than one Participating Employer.

                                    ARTICLE 2
                        SELECTION/ENROLLMENT/ELIGIBILITY

2.1 SELECTION BY THE CHIEF EXECUTIVE OFFICER. Participation in the Plan shall be limited to Eligible Employees. From the foregoing, the Chief Executive Officer of the Company shall select, in his sole and absolute discretion, those who may participate in the Plan.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected employee shall complete, execute and return to the Committee within thirty (30) days of selection a Plan Agreement, an Election Form, and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole and absolute discretion are necessary.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided an employee selected to participate herein has met all enrollment requirements set forth herein and required by the Committee, including returning all required documents to the Committee within thirty (30) days of selection, that employee shall commence participation in the Plan upon the timely completion of those requirements and the Committee's acceptance of all submitted documents. If an employee fails to meet all such requirements within the required thirty (30) day period, that employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 CHANGE OF PARTICIPATING EMPLOYER. If a Participant moves from one Participating Employer to another during a Plan Year, he shall enter into a new Plan Agreement with the new Participating Employer and complete and submit other new enrollment materials; provided that he shall continue participation for the balance of the Plan Year at the same deferral level he elected effective the beginning of such year.

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

                                    ARTICLE 3
                 DEFERRAL COMMITMENTS/VESTING/EARNINGS CREDITING

3.1 MINIMUM AND MAXIMUM DEFERRAL. On any day of the month in each June immediately prior to the beginning of each Plan Year, a Participant may elect to defer up to one hundred percent (100%) but not less than five percent (5%) of his or her Annual Bonus. No new Participants shall be allowed to make a deferral election after the beginning of a Plan Year.

3.2 ELECTION TO DEFER; EFFECT OF ELECTION FORM. In connection with a Participant's commencement of participation in the Plan, the Participant shall make a deferral election by delivering to the Committee a completed and signed Election Form, which election and form must be accepted by the Committee for a valid election to exist. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no Election Form is timely delivered for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year.

3.3 WITHHOLDING OF DEFERRAL AMOUNTS. For each Plan Year, the Annual Bonus shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, even if that occurs after the end of the Plan Year. The Annual Deferral Amount shall be credited to a Participant's Elective Deferral Account at such time.

3.4 PARTICIPATING EMPLOYER MATCHING CONTRIBUTIONS. Each Participating Employer shall make matching contributions on behalf of its Participants in an amount not to exceed twenty-five percent (25%) of a Participant's Annual Deferral Amount. These matching contributions shall be credited to each a Participant's Participating Employer Matching Contribution Account on the same date and in the same manner as the Participant's Annual Deferral Amount as set forth in Section 3.3 above.

3.5     VESTING.

        (a) ELECTIVE DEFERRAL ACCOUNT. A Participant shall at all times be one hundred percent (100%) vested in his or her Elective Deferral Account.

        (b) PARTICIPATING EMPLOYER MATCHING CONTRIBUTIONS; CLASS YEAR VESTING. A Participant shall vest in the Participating Employer Matching Contribution for a Plan Year credited to his or her Participating Employer Matching Contribution Account as follows, based on full Years of Service completed measured from the beginning of such Plan Year:


                       YEARS OF SERVICE              NONFORFEITABLE PERCENTAGE
                       ----------------              -------------------------

                      less than 1                              0%

                      1 but less than 2                       33.3%

                      2 but less than 3                       66.6%

                      3 or more                              100%

                A Participant shall automatically become fully vested in all amounts credited to his or her Participating Employer Matching Contribution Account if he or she dies while employed by a Participating Employer.

        (c)     Notwithstanding anything to the contrary contained in this
                Section 3.5, in the event of a Change in Control, a Participant shall become one hundred percent (100%) vested (if not already vested in accordance with this Section 3.5) in all of the Participating Employer Matching Contributions credited to his or her Participating Employer Matching Contribution Account.

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

3.6 VALUE OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, the value of a Participant's Account Balance at any time and from time to time shall be based upon the increase or decrease in the Fair Market Value of Company Stock.

3.7 SPECIAL RULE. The Committee may, in its discretion, defer any amount payable hereunder, notwithstanding any other provision of this Plan or the terms of any Participant's election, to the earliest moment at which the tax deduction for the payment of such amount would not be disallowed under Code Section 162(m).

3.8 SOURCE. Any Company Stock payable hereunder shall be deemed the payment of stock bonuses pursuant to Section 9 of the Del Monte Foods Company 1998 Stock Incentive Plan.

                                    ARTICLE 4
                               WITHDRAWAL PAYOUTS

4.1 WITHDRAWAL PAYOUT; SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (a) suspend any deferrals required to be made by a Participant and/or (b) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the vested portion of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within thirty (30) days of the date of approval.

4.2 IN-SERVICE PAYOUT WHERE NO UNFORESEEABLE FINANCIAL EMERGENCIES. A Participant may elect, at any time prior to Retirement, to withdraw all of the vested portion of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to ten percent (10%) of such amount (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant shall be paid the Withdrawal Amount within thirty (30) days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan until the beginning of the third Plan Year following the Plan Year in which the withdrawal under this Section 4.2 was made.

                                    ARTICLE 5
                               RETIREMENT BENEFIT

5.1 RETIREMENT BENEFIT. A Participant who retires shall receive a Retirement Benefit equal to the vested portion of his or her Account Balance.

5.2 PAYMENT OF RETIREMENT BENEFITS. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the vested portion of his or her Account Balance as a Retirement Benefit payable in Company Stock either in a lump sum or in equal annual installments over a period of years. The installment payments shall commence no later than thirty (30) days from the date the Participant Retires and shall continue for a period not greater than fifteen (15) years after the Participant's Retirement. The Participant may change the length and/or the frequency of the payout by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's Retirement. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit.

5.3 DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFITS. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, unless upon the request of the Beneficiary, the Committee, in its sole discretion, provides for a lump sum payment, the Participant's unpaid Retirement Benefit shall continue and shall be paid to the Participant's Beneficiary for the remaining number of years in the installment period selected by the Participant; provided, however, if no Beneficiary is designated or in the event any such person is not then living, to his or her estate over the remaining number of years in the installment period and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

                                    ARTICLE 6
                         PRE-RETIREMENT SURVIVOR BENEFIT

6.1 PRE-RETIREMENT SURVIVOR BENEFIT. If a Participant dies while employed by a Participating Employer but before he or she Retires, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2 PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFITS. The Pre-Retirement Survivor Benefit shall be payable in Company Stock in a lump sum. The Pre-Retirement Survivor Benefit shall be made within thirty (30) days of the Committee's receipt of proof of the Participant's death.

                                    ARTICLE 7
                               DISABILITY BENEFIT

7.1 DISABILITY BENEFITS. If a Participant's employment with a Participating Employer terminates, prior to Retirement, by reason of Disability, then the Participant shall receive a Disability Benefit equal to the vested portion of his or her Account Balance.

7.2 PAYMENT OF DISABILITY BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the vested portion of his or her Account Balance as a Disability Benefit payable in Company Stock either in a lump sum or in equal annual installments over a period of years. The installment payments shall commence no later than thirty (30) days from the date the Participant becomes Disabled and shall continue for a period not greater than fifteen (15) years after the Participant's Disability. The Participant may change the length and/or the frequency of the payout by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's Disability. The Election Form most recently accepted by the Committee shall govern the payout of the Disability Benefit.

7.3 DEATH PRIOR TO COMPLETION OF DISABILITY BENEFITS. If a Participant dies after Disability onset but before the Disability Benefit is paid in full, unless upon the request of the Beneficiary, the Committee, in its sole discretion, provides for a lump sum payment, the Participant's unpaid Disability Benefit payments shall continue and shall be paid to the Participant's Beneficiary for the remaining number of years in the installment period selected by the Participant; provided, however, if no Beneficiary is designated or, in the event any such person is not then living, to his or her estate over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

                                    ARTICLE 8
                               TERMINATION BENEFIT

8.1 TERMINATION BENEFIT. If a Participant experiences a Termination of Employment prior to his or her Retirement, Participant shall receive a benefit equal to the vested portion of the Participant's Account Balance.

8.2 PAYMENT OF TERMINATION BENEFIT. The Termination Benefit shall be payable in Company Stock in a lump sum. The Termination Benefit shall be made within thirty (30) days of a Participant's Termination of Employment.

                                    ARTICLE 9
                             BENEFICIARY DESIGNATION

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant and which shall apply to all Participating Employers. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designation under any other plan of a Participating Employer in which the Participant participates.

9.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Where required by law or by the Committee, in its sole and absolute discretion, if the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above, or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be paid to the Participant's estate.

9.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its sole and absolute discretion, to cause the Participating Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Participating Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                LEAVE OF ABSENCE

10.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by a Participating Employer for any reason to take a paid leave of absence from the employment of the Participating Employer, the Participant shall continue to be considered actively employed by the Participating Employer and the Annual Deferral Amount shall be withheld during such paid leave of absence in accordance with Section 3.3 of the Plan.

10.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by a Participating Employer for any reason to take an unpaid leave of absence from the employment of the Participating Employer, the Participant shall continue to be considered actively employed by the Participating Employer, but the Participant shall be excused from making deferrals until the date the Participant returns to paid employment status. If no election was made for the Plan Year in which the Participant returns to paid status, then no Annual Deferral Amount shall be withheld.

                                   ARTICLE 11
                     TERMINATION, AMENDMENT OR MODIFICATION

11.1 TERMINATION. The Board reserves the right to terminate the Plan at any time. Upon the termination of the Plan, the vested portion of a Participant's Account Balance shall be paid out as though the Participant had experienced a Termination of Employment on the date of Plan termination, or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination, or, if Plan termination occurs after the Participant Retired or incurred a Disability and commenced (but not completed) distribution hereunder, benefits shall continue to the Participant pursuant to the terms hereof without regard to the termination.

11.2 AMENDMENT. The Board may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall be effective to decrease the vested portion of a Participant's Account Balance, calculated as though the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. In addition, no amendment or modification of the Plan shall affect the right of any Participant or Beneficiary who was eligible to or did Retire or incurred a Disability on or before the effective date of such amendment or modification to receive benefits in the manner he or she elected.

11.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all Participating Employers and the Committee for all obligations to a Participant under this Plan, and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 ADMINISTRATION

12.1 COMMITTEE DUTIES. This Plan shall be administered by the Committee. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any Committee member must recuse himself or herself on any matter of personal interest to such member that comes before the Committee.

12.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to a Participating Employer.

12.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 INDEMNITY OF COMMITTEE. The Participating Employers shall jointly and severally indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 PARTICIPATING EMPLOYER INFORMATION. To enable the Committee to perform its functions, the Participating Employers shall supply full and timely information to the Committee on all matters relating to the compensation of Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 13
                                CLAIMS PROCEDURES

13.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eight (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within sixty (60) days of the making of the claim, and shall notify the Claimant in writing:

        (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

        (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                (i) the specific reason(s) for the denial of the claim, or any part of it;

                (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                (iv) an explanation of the claim review procedure set forth in Section 13.3 below.

13.3 REVIEW OF A DENIED CLAIM. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure begins, the Claimant (or the Claimant's duly authorized representative):

        (a)     may review pertinent documents;

        (b)     may submit written comments or other documents; and/or

        (c) may request a hearing, which the Committee, in its sole discretion, may grant.

13.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

        (a)     specific reasons for the decision;

        (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

        (c)     such other matters as the Committee deems relevant.

13.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable right, interest or claim in any property or assets of any Participating Employer. Any and all of each Participating Employer's assets shall be, and remain, the general, unpledged and unrestricted assets of each Participating Employer. The applicable Participating Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future with respect to its Participants.

14.2 PARTICIPATING EMPLOYER'S LIABILITY. The Participating Employer's liability for the payment of benefits shall be defined only by the Plan. The Participating Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

14.3 FICA AND OTHER TAXES. The Participating Employer shall withhold an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld by the Participating Employer with respect to any amounts deferred or benefits received under this Plan.

14.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

14.5 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of each Participating Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

14.6 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between a Participating Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of a Participating Employer either as an employee or a director, or to interfere with the right of the a Participating Employer to discipline or discharge the Participant at any time.

14.7 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

14.8 TERMS. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The masculine pronoun shall be deemed to include the feminine and vice versa, unless the context clearly indicates otherwise.

14.9 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.10 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

14.11 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to:

                       Chair, Del Monte Corporation Employee Benefits Committee c/o Del Monte Corporation
                       One Market
                       P.O. Box 193575
                       San Francisco, CA 94119-3575

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

        Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

14.12 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participating Employers and their successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

14.13 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

14.14 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.15 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

14.16 COUNTERPARTS. This instrument may be executed in one or more counterparts each of which shall be legally binding and enforceable.


        IN WITNESS WHEREOF, the Company has executed this Plan document as of ______, 2000.

                               DEL MONTE CORPORATION, a New York corporation


                               By:
                                  ---------------------------------------------
                               Its:
                                   --------------------------------------------

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS


                              Del Monte Corporation